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                                                                   Exhibit 10.2

                             CASH SUPPORT AGREEMENT


         CASH SUPPORT AGREEMENT (this "Agreement"), dated as of December 28, 2000, between Bionova Holding Corporation, a Delaware corporation ("Bionova"), and Savia, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Savia").

         WHEREAS, Bionova and Savia are entering into a Purchase Agreement dated of even date herewith (the "Purchase Agreement");

         WHEREAS, Bionova and Savia desire to enter into this Agreement relating to the ongoing capital requirements of Bionova both prior to the consummation of the transactions contemplated by the Purchase Agreement and for a limited period thereafter; and

         WHEREAS, it is a condition to Bionova's entering into the Purchase Agreement that Savia enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Bionova and Savia hereby agree as follows:


         1.   DEFINITIONS.

         (a) Capitalized terms used but not defined herein have the meanings assigned to such terms in the Purchase Agreement.

         (b) As used in this Agreement, each of the following terms has the meaning given it below:

         "Current Funding Requirements" means the anticipated operating expenses, general and administrative expenses and capital requirements of Bionova and its subsidiaries for the 60 days following the date on which the notice required by Section 3(a) or 4(a), as applicable, is given, to the extent not expected to be funded from other sources and to the extent not expected to be incurred after December 31, 2001, as determined in good faith by the Chief Executive Officer or Chief Financial Officer of Bionova; provided, however, that for purposes of Section 3, Current Funding Requirements shall be only those relating to the Technology Business and any corporate activities related thereto, including general and administrative expenses.

         "Current Market Price" means, in respect of a share of Common Stock on any date herein specified, (a) if there shall then be a public market for the Common Stock, the average Price per share for the 10 trading days preceding such date; or (b) at any time that there is no public market for the Common Stock, the fair market value per share of Common Stock on such date as determined


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reasonably and in good faith by the Independent Directors (determined without giving effect to any discount for a minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that Bionova has no class of equity registered under the Exchange Act), such fair market value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell.

         "Independent Directors" shall mean the "independent directors" (within the meaning of Part I, Section 121 of the Listing Standards, Policies and Requirements of the American Stock Exchange) of Bionova. Any act required in this Agreement to be made or approved by the Independent Directors shall be deemed made or approved if such act is approved by the vote or consent of a majority of the Independent Directors.

         "Price" means the closing price as reported in THE WALL STREET JOURNAL's listing for a day (corrected for obvious typographical errors) or if such shares are not reported in such listing, the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotations Bureau Incorporated. The "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

         "Shares" means the shares of Common Stock to be issued pursuant to this Agreement.

         "Share Purchase Price" means (i) if the applicable Closing Date occurs prior to the expiration of the Rights, $2.50 or (ii) otherwise, an amount equal to the greater of (A) $2.50 and (B) the Current Market Price on the applicable Closing Date.

         "Technology Business" means the business operations of Bionova, including those conducted by its subsidiaries, DNA Plant Technology Corporation and VPP Corporation, relating to functional and advanced trait genomics, the development and application of genetic engineering and transformation technologies in plants, and the conduct of the strawberry business.

         2. EFFECTIVENESS. This Agreement shall be effective as of the date hereof and shall terminate on December 31, 2001. Nothing contained in this Section shall relieve either party from liability for damages actually incurred as a result of any breach of this Agreement or the Purchase Agreement by such party, or shall relieve Bionova of its obligation to repay any advances made by Savia to and accepted by Bionova.

         3.   FUNDING PRIOR TO THE SALE OF BIONOVA'S FRESH PRODUCE BUSINESS


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         (a)  On the terms and subject to the conditions set forth in this
Agreement, from the date hereof until the earlier of the Second Closing Date and December 31, 2001, Savia will advance funds to Bionova which are requested by Bionova to finance the Technology Business and any corporate activities related thereto, including any general and administrative expenses. Bionova shall notify Savia in writing prior to 12:00 p.m. (Dallas, Texas time) on a Business Day of its request to receive an advance of funds pursuant to this Section 3. Bionova shall specify in such notice the Current Funding Requirements and the amount of the requested advance; provided, however, that the amount of any one requested advance shall not be less than $50,000 nor more than the Current Funding Requirements. Savia shall advance such funds to Bionova no later than the fifth Business Day after receipt by Savia of such notification or (if applicable) the date specified in Section 5, or at such other time as the parties hereto shall agree. Such funds shall be paid to Bionova in immediately available funds by confirmed wire transfer to a bank account to be designated by Bionova in its notice.

         (b)  The parties acknowledge that advances made pursuant to this
Section 3 will be made in anticipation of the Second Closing, and that such advances will be applied to the purchase of the Common Shares if and when the Second Closing occurs pursuant to Section 2.2 of the Purchase Agreement. If the Second Closing has not occurred by June 30, 2001, and Savia so requests, Bionova shall issue a Promissory Note, substantially in the form of the one attached hereto as EXHIBIT A, to Savia or its designee in the aggregate amount of the advances that remain outstanding (i.e., that have not been repaid or exchanged for assets or securities of Bionova) at that time. If the Second Closing has still not occurred by December 31, 2001, Bionova shall issue a Promissory Note, substantially in the form of the one attached hereto as EXHIBIT A, to Savia or its designee in the aggregate amount of the advances that remain outstanding (i.e., that have not been repaid or exchanged for assets or securities of Bionova or evidenced by a promissory note) at that time.

         (c) Savia acknowledges that Bionova does not intend to provide the Fresh Produce Companies with additional funding prior to the Second Closing (or termination of the Purchase Agreement). Savia agrees that from the date hereof until the earlier of the Second Closing Date or the termination of the Purchase Agreement, Savia will be responsible for providing or arranging financing to the Fresh Produce Companies in such amounts as Savia and Bionova shall reasonably agree is necessary for the operation of the businesses of the Fresh Produce Companies. The parties agree that any such amounts shall not be advances to be applied to the purchase of the Common Shares or Subject Stock (as each of such terms is defined in the Purchase Agreement).

         4.   EQUITY FINANCING FOLLOWING SALE OF BIONOVA'S FRESH PRODUCE
              BUSINESS.

         (a) AGREEMENT TO PURCHASE. On the terms and subject to the conditions set forth in this Agreement, Savia hereby agrees from time to time to purchase shares of Common Stock, from Bionova. This Section 4 shall be effective only from and after the Second Closing, if and when it occurs.

         (b) REQUESTS FOR CLOSING. Bionova shall notify Savia in writing prior to 12:00 p.m. (Dallas, Texas time) on a Business Day of its request to consummate a sale of Common Stock pursuant to this Section 4. The consummation of such purchase and sale (a "Closing") shall take place on the fifth Business Day after receipt by Savia of such notification or (if applicable) the date


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specified in Section 5, or at such other time or place as the parties hereto shall agree. The date on which a Closing is required to take place is herein referred to as a "Closing Date."

         (c) SHARES TO BE PURCHASED. Bionova shall specify in the notice required by Section 4(a) the Current Funding Requirements, as well as the amount of such Current Funding Requirements it desires to be applicable at the Closing (the "Funding Amount"); provided that the Funding Amount to be used at any Closing shall not be less than $10,000 (unless the Current Funding Requirements are less than $10,000). At the applicable Closing, on the terms and subject to the conditions set forth in this Agreement, Savia shall purchase from Bionova a number of shares of Common Stock equal to (x) the applicable Funding Amount divided by (y) the applicable Share Purchase Price.

         (d) CLOSING. On the Closing Date, Savia shall pay to Bionova for the Shares an amount equal to the Share Purchase Price times the number of Shares. Such amount shall be paid to Bionova in immediately available funds by confirmed wire transfer to a bank account to be designated by Bionova (such designation to occur no later than the two Business Day prior to the Closing Date). Bionova shall cause a certificate representing the Shares to be delivered to Savia as soon as practicable following the Closing. Fees and expenses relating to any Closing shall be paid by the party incurring such fee or expense.

         5. DISPUTE OF CURRENT FUNDING REQUIREMENTS. If Savia provides Bionova with written notice within three Business Days after its receipt of Bionova's request notice pursuant to Section 3 or 4 that Savia disputes the amount of Current Funding Requirements specified in such request notice, then Savia's obligations with respect to such request shall be suspended until such time as the Independent Directors shall determine the Current Funding Requirements. The Independent Directors' determination shall be binding on Savia. Bionova shall provide Savia with a replacement request notice, and the required advance or Closing shall take place on the third Business Day after receipt by Savia of such new request notice, or at such other time or place as the parties hereto shall agree.

         6.   REPRESENTATIONS AND WARRANTIES OF BIONOVA.

         (a) CORPORATE ORGANIZATION; QUALIFICATION. Bionova is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Bionova are pending or, to the best knowledge of Bionova, threatened.

         (b) CAPITALIZATION OF BIONOVA. On the date of this Agreement, the authorized capital stock of Bionova consists of (i) 50,000,000 shares of Common Stock, of which 23,588,031 shares are issued and outstanding, and (ii) 5,000 shares of preferred stock, par value $.01 per share, no shares of which are issue and outstanding.

         (c) AUTHORITY RELATIVE TO THIS AGREEMENT. Bionova has full corporate power and corporate authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby (subject to Stockholder Approval and filing of the Charter


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Amendment). The execution, delivery, and performance by Bionova of this
Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Bionova (subject to Stockholder Approval and filing of the Charter Amendment).

         (d)  VALID ISSUANCES.

         Subject to Stockholder Approval and filing of the Charter Amendment, the Shares will have been duly authorized for such issuance and, when issued and delivered by Bionova in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Shares under this Agreement is not subject to any preemptive or similar rights.

         7.   REPRESENTATIONS AND WARRANTIES OF SAVIA.

         (a) CORPORATE ORGANIZATION. Savia is a SOCIEDAD ANONIMA DE CAPITAL VARIABLE duly incorporated and validly existing under the laws of Mexico.

         (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Savia has full corporate power and corporate authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Savia of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Savia.

         (c) PURCHASE ENTIRELY FOR OWN ACCOUNT. Savia understands that the Shares being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Savia's representations contained in the Agreement. The Shares will be acquired for investment for Savia's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Savia has no present intention of selling, granting any participation in, or otherwise distributing the same. Savia has no contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to the person or to any third person, with respect to any of the Shares.

         (d) DISCLOSURE OF INFORMATION. Savia believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Savia further represents that it has had an opportunity to ask questions and receive answers from Bionova regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Bionova. The foregoing, however, does not limit or modify the representations and warranties of Bionova in Section 6 of this Agreement or the right of Savia to rely thereon.

         (e) INVESTMENT EXPERIENCE. Savia acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Savia also represents it has not been organized for the purpose of acquiring the Shares.


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         (f)  RESTRICTED SECURITIES. Savia understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Bionova in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances.

         8.   CONDITIONS PRECEDENT TO ANY CLOSING.

         (a) CONDITIONS PRECEDENT TO OBLIGATIONS OF BIONOVA. The obligations of Bionova hereunder are, at the option of Bionova, subject to the satisfaction, on or prior to the applicable Closing Date, of each of the following conditions unless waived in writing by Bionova:

                  (i) PAYMENT OF PURCHASE PRICE. Savia shall have delivered to Bionova the Purchase Price for the Shares in the amount and manner described in Section 4 hereof.

                  (ii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Savia contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date, and Bionova shall not have discovered any material error, misstatement or omission therein.

                  (iii) COMPLIANCE WITH AGREEMENT. Savia shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by Savia prior to or on the Closing Date.

                  (iv) GOVERNMENTAL APPROVALS. There shall have been obtained any and all material permits, consents, and approvals of Governmental Entities that reasonably may be deemed necessary so that the consummation of the transactions contemplated hereby to be performed at the Closing will be in compliance with Applicable Law, the failure to comply with which would have a material adverse effect on Savia.

         (b) CONDITIONS PRECEDENT TO OBLIGATIONS OF SAVIA. The obligations of Savia hereunder are, at the option of Savia, subject to the satisfaction on or prior to the applicable Closing date of each of the following conditions unless waived in writing by Savia:

                  (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Bionova contained in this Agreement shall be true and correct in all material aspects when made and on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date); and Savia shall not have discovered any material error, misstatement or omission therein.


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         (ii)  COMPLIANCE WITH AGREEMENT. Bionova shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by Bionova prior to or on the Closing Date.

         (iii) GOVERNMENTAL APPROVALS. There shall have been obtained any and all material permits, consents, and approvals of Governmental Entities that reasonably may be deemed necessary so that the consummation of the transactions contemplated hereby to be performed at the Closing will be in compliance with Applicable Law, the failure to comply with which would have a material adverse effect on Savia.

         9.   MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         (b) AMENDMENT; ENTIRE AGREEMENT; BINDING EFFECT; ASSIGNMENT. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, except that Savia may assign or delegate its rights hereunder to any of its affiliates (as defined in Rule 405 under the Securities Act) if such affiliate shall have furnished BHC with the representations contained in Section 7(c) through 7(f) of this Agreement. This Agreement shall be binding on and inure to the benefits of the parties to it and their respective successors and permitted assigns.

         (c) SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         (d) FURTHER ASSURANCES. At the request of either party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to effectuate and carry out the transactions contemplated hereby.

         (e) NOTICES. Notices shall be given in the manner provided in the Purchase Agreement.

                     [Remainder of page intentionally blank]


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         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.


                                      BIONOVA HOLDING CORPORATION



                                      By:  /s/ BERNARDO JIMENEZ
                                           ----------------------------------
                                           Name: Bernardo Jimenez
                                           Title: Chief Executive Officer


                                      SAVIA, S.A. DE C.V.



                                      By:  /s/ RUBEN MARTINEZ DONDE
                                           ----------------------------------
                                           Name: Ruben Martinez Donde
                                           Title: Attorney-in-fact
















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